UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2024

Date of Report (Date of earliest event reported)

The Chosen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 S 2600 W, Suite 5 Hurricane, Utah	84737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 435-767-1338

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by The Chosen, Inc. (the “Company”) with the Securities and Exchange Commission on May 15, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with the non-profit entity Come and See Foundation, Inc. (“CAS”) on May 13, 2024. The APA provided for, subject to certain terms and conditions, the entry into (i) a Production Services and Funding Agreement (the “PSFA”) between CAS and The Chosen Texas, LLC (“TCT”) and (ii) an Amended and Restated Distribution License and Marketing Services Agreement (the “DMA”) between CAS and Company. On June 13, 2024, (i) TCT and CAS entered into the PSFA, and (ii) the Company and CAS entered into the DMA.

The DMA provides for, among other things, CAS granting to the Company: (i) an exclusive worldwide license to exploit the commercial exploitation rights in all media and languages (excluding the CAS Reserved Rights set forth below), ancillary rights, licensed trademark rights and marketing servicing rights (collectively, the “Distribution Rights”) with respect to the intellectual property assets comprising The Chosen (“The Chosen”), including the first four existing seasons in distribution and all unproduced seasons of episodes, plus derivatives (collectively with The Chosen, the “The Chosen Programs”), for a period of ten (10) years (subject to: (a) a 5-year extension if certain other potential projects are produced under the PSFA and (b) automatic annual extensions if certain conditions are satisfied) and (ii) subject to the satisfaction of certain conditions, the right (the “TM Royalty Rights”) to use “The Chosen” brand in connection with the Company’s and/or its affiliates’ production of other biblical universe projects (each, a “Chosen-Branded Production”). CAS shall retain the following rights with respect to The Chosen Programs (collectively, the “CAS Reserved Rights”): (a) exclusive rights to distribute The Chosen Programs (in all languages) to non-profit entities and institutions (e.g., non-profit public and private educational institutions, ministries, churches, religious organizations and NGOs, government-religion organizations and public/private partnerships, educational institutions and schools affiliated with religious or ministerial organizations); (b) exclusive rights to solicit charitable donations in connection with such non-profit sector distribution of, and in support of the further distribution of, The Chosen Programs; (c) certain exclusive and non-exclusive rights to stream The Chosen Programs on CAS’ non-profit video-on-demand (VOD) app and other related non-profit VOD media; (d) certain approval and other administrative rights respecting the production and distribution of The Chosen Programs, in each case, as more specifically set forth in the DMA and (e) other rights related to the foregoing. The Company shall be required to pay CAS: certain percentages of (i) the gross receipts from Company’s exploitation of the Distribution Rights after recoupment of certain marketing expenses; (ii) the gross receipts from Company’s exploitation of certain ancillary rights; and (iii) the gross receipts from Company’s exploitation of the TM Royalty Rights for each Chosen-Branded Production. All other gross receipts with respect to the Distribution Rights, ancillary rights and TM Royalty Rights are retained by Company.

A copy of the DMA is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the description of the DMA in this Current Report is qualified in its entirety by reference thereto.

The PSFA provides for, among other things, (i) CAS engaging TCT to render all development and production services in order to fully deliver the future episodes of The Chosen (through Season 7), plus potential additional programming related to The Chosen; (ii) CAS providing the production costs of the future episodes of The Chosen (through Season 7), plus potential additional programming related to the Chosen; (iii) CAS owning all rights in and to The Chosen on a work-made-for-hire basis; (iv) CAS paying to TCT a market-rate production services fee based upon the agreed budgeted amounts, for the actual development, production and post-production services for a season (or motion picture) through and including complete delivery of The Chosen; and (v) CAS having a right of first negotiation to acquire the CAS Reserved Rights regarding projects based upon the Bible or related Biblical stories that TCT, Company and/or their respective affiliates elect to produce, co-develop, co-produce, finance or co-finance for the longer of the term of the PSFA and the DMA. TCT acting through Dallas Jenkins (the “Key Man”) (and conditioned upon the Key Man being engaged by TCT or Company as the principal showrunner of Seasons 5-7 of The Chosen, to render creative writing and directing services on a first-priority basis and on an exclusive basis during principal photography of each episode of The Chosen) has customary creative control and creative discretion respecting the artistic and creative elements of The Chosen (the “Key Man Affiliation”). The Key Man has agreed with the Company certain exclusivity and first priority restrictions upon his providing of creative services to persons and projects other than The Chosen, which are generally applicable throughout the production and delivery of Season 7 of The Chosen.

Such exclusivity provisions of the Key Man are memorialized in certain agreements between the Key Man and the Company, and in the CAS Agreements. Subject to the Key Man Affiliation, TCT will have control over ordinary course, day-to-day business and production matters of The Chosen.

A copy of the PSFA is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the description of the PSFA in this Current Report is qualified in its entirety by reference thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 13, 2024, the Company completed the transactions contemplated by the APA (the “Asset Sale”). The consideration for the Asset Sale consists of:

(i)	the forgiveness by CAS of approximately $133,800,000 of existing indebtedness owed by the Company to CAS, and any accrued but unpaid interest thereon as of June 13, 2024, after offsetting certain amounts owed by CAS to the Company under that certain Contribution Funding and Production Agreement, dated as of November 29, 2022, between CAS and the Company (as successor-in-interest to The Chosen, LLC, a Utah limited liability company) and

(ii)	up to Eighty-Five Million Dollars ($85,000,000) of certain milestone payments, which may be paid following the closing of the Asset Sale to the extent earned upon the completion and delivery of seasons of the Chosen Series.

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Asset Sale. The pro forma financial statements and the related notes thereto, are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Distribution License and Marketing Services Agreement, dated June 13, 2024, by and between the Chosen, Inc. and Come and See Foundation, Inc.*
10.2	Production Funding and Services Agreement, dated June 13, 2024, by and between The Chosen Texas, LLC and Come and See Foundation, Inc.*
99.1	Unaudited pro forma condensed consolidated financial information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of these exhibits are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024	THE CHOSEN, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer